Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

General Mills, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-176243 and 333-179621) on Form S-3 and registration statements (Nos. 2-50327, 2-53523, 2-95574, 33-27628, 33-32059, 333-32509, 333-90012, 333-109050, 333-131195, 333-139997, 333-148820, 333-163849, and 333-179622) on Form S-8 of General Mills, Inc. of our report dated July 3, 2014, with respect to the consolidated balance sheets of General Mills, Inc. as of May 25, 2014 and May 26, 2013, and the related consolidated statements of earnings, comprehensive income, total equity and redeemable interest, and cash flows for each of the fiscal years in the three-year period ended May 25, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of May 25, 2014, which report appears in the May 25, 2014 annual report on Form 10-K of General Mills, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota

July 3, 2014